UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 10, 2024

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.02	Termination of a Material Definitive Agreement

On December 10, 2024, Albertsons Companies, Inc. (the "Company") sent a notice to The Kroger Co. ("Kroger") terminating its previously announced Agreement and Plan of Merger, dated as of October 13, 2022, by and among the Company, Kroger and Kettle Merger Sub, Inc. ("Merger Sub"), which provided for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation and a direct, wholly owned subsidiary of Kroger (the "Merger" and such agreement, the "Merger Agreement"). A description of the Merger Agreement and the transactions contemplated by the Merger Agreement was included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 14, 2022, and is incorporated herein by reference.

The Company's termination of the Merger Agreement followed the December 10, 2024 decision of United States District Court for the District of Oregon in the case Federal Trade Commission et al. v. The Kroger Company and Albertsons Companies, Inc. (Case No.: 3:24-cv-00347-AN), whereby the court issued a preliminary injunction enjoining the consummation of the Merger. In light of the preliminary injunction issued by the court, and in accordance with Section 8.1(e) of the Merger Agreement, the Company exercised its right to terminate the Merger Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

December 11, 2024	By:	/s/ Bipasha Mukherjee
	Name:	Bipasha Mukherjee
	Title:	Vice President - Corporate & Securities, Corporate Secretary